EXHIBIT 99.1

First Capital, Inc. Announces Frederick Named Chief Executive Officer of First Harrison Bank; Stevens Named Chief Financial Officer

CORYDON, Ind., March 31, 2023 (GLOBE NEWSWIRE) -- First Capital, Inc. (the “Company”) (NASDAQ:FCAP), the holding company for First Harrison Bank (the “Bank”), today announced that Michael C. Frederick has assumed the role of President and Chief Executive Officer of the Bank and Joshua P. Stevens, CPA has assumed the role of Chief Financial Officer of the Bank and the Company. Mr. Frederick, age 55, previously served as the Chief Financial Officer of the Bank and the Company and has been affiliated with the Bank since 1990. Mr. Stevens, age 36, recently joined the Bank in August 2022, and previously served in various leadership roles at Monroe Shine & Co., Inc. from 2009 to 2022.

“Since joining the Company in 1990, Chris has been a tremendous leader and partner as we have significantly grown in the communities we serve in Indiana and Kentucky. At First Harrison Bank, we believe that our culture is an essential component of our success, and our board of directors is looking forward to the future with Chris in this role as he is a great steward of our culture,” commented William W. Harrod, President and Chief Executive Officer of the Company. Harrod will continue in his role as President and Chief Executive Officer of the Company until July 1, 2023, when Mr. Frederick will step into that role.

“I am honored to assume this leadership role. First Harrison Bank has established a consistent reputation for community commitment and support that goes well beyond traditional banking services. We will continue to adhere to our values, while at the same time staying focused on the long term development of value for our shareholders. We are excited for Josh to join us as Chief Financial Officer. Josh has provided audit, tax, compliance, and consulting services to a wide variety of financial institutions for many years prior to joining our team. We believe that he will fit seamlessly with our team.”

“We’ve had an outstanding leader in Bill over the past 31 years and we are well positioned to continue the strong history of client service and shareholder performance developed during Bill’s tenure,” concluded Frederick.

The Bank currently has eighteen offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem, Lanesville and Charlestown and the Kentucky communities of Shepherdsville, Mt. Washington and Lebanon Junction.

Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available through the Bank’s website at www.firstharrison.com. For more information and financial data about the Company, please visit Investor Relations at the Bank’s aforementioned website. The Bank can also be followed on Facebook.

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. Forward-looking statements are not historical facts nor guarantees of future performance; rather, they are statements based on the Company’s current beliefs, assumptions, and expectations regarding its business strategies and their intended results and its future performance.

Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance and achievements to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses, market, economic, operational, liquidity, credit and interest rate risks associated with the Company’s business (including developments and volatility arising from the COVID-19 pandemic), general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; competition; the ability of the Company to execute its business plan; legislative and regulatory changes; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release, the Company’s reports, or made elsewhere from time to time by the Company or on its behalf. These forward-looking statements are made only as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements after the date of this press release.

Contact:
William W. Harrod
President and Chief Executive Officer
First Capital, Inc.
200 Federal Drive, N.W.
Corydon, Indiana 47112
(812) 734-3464